UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

2340 Collins Avenue, Suite 700 Miami Beach, FL	33139
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2025, the Board of Directors (the “Board”) of Starwood Property Trust, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Jonathan Pollack to serve as a member of the Board, and to serve as a member of the Investment Committee of the Board, with each action effective as of April 1, 2025. Mr. Pollack was also elected as Vice Chairman of the Board, effective on the same date.

Mr. Pollack, age 48, is the incoming President of Starwood Capital Group, a privately-held global investment management firm with approximately $115 billion of assets under management and an affiliate of the Company. Mr. Pollack’s position as President of Starwood Capital Group begins on April 1, 2025.

Mr. Pollack joined Starwood Capital Group from Blackstone Inc. where he served as the Global Head of Real Estate Credit from 2016 to 2024, which had $84 billion in assets under management and is a leading global lender and investor in commercial real estate loans, residential mortgages and a range of securities, including CMBS, RMBS and real estate corporate debt. Additionally, from 2016 to 2024, Mr. Pollack served on the Board of Directors for Blackstone Mortgage Trust, Inc., a public real estate investment trust that specializes in the acquisition and origination of senior loans secured by commercial real estate across the globe. Mr. Pollack also serves on the Board of Trustees of East Harlem Tutorial Program, a leading charter school and after school program in New York City. Mr. Pollack earned his bachelor’s degree from Northwestern University.

Mr. Pollack will not receive compensation for his service on the Board. He will not be considered an independent director due to his position with Starwood Capital Group. For more information on the relationship and transactions between the Company and Starwood Capital Group, please refer to the section entitled “Certain Relationships and Related Transactions” in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 21, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2025	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Barry Sternlicht
	Name:	Barry Sternlicht
	Title:	Chief Executive Officer